Exhibit 99.7

Suite 3006, Two Exchange Square 8 Connaught Place, Central Hong Kong Tel: 852 2191 5788 Fax: 852 2191 8500 www.frost.com

October 25, 2024

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED

Room Bl, 5/F., Well Town Industrial

Building, 13 Ko Fai Road, Yau Tong,

Kowloon

Hong Kong

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market Independent Market Study” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary”, “Industry” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Suite 3006, Two Exchange Square 8 Connaught Place, Central Hong Kong Tel: 852 2191 5788 Fax: 852 2191 8500 www.frost.com

Yours faithfully,

For and on behalf of

Frost & Sullivan Limited

/s/ Terry Tse
Name:	Terry Tse
Title:	Consulting Director